Exhibit 99.1

   GLOBAL PARTNERS DECLARES INCREASED CASH DISTRIBUTION FOR THE THIRD QUARTER
                                     OF 2006

    WALTHAM, Mass., Oct. 24 /PRNewswire-FirstCall/ -- Global Partners LP (NYSE:
GLP) today announced that it has declared a quarterly cash distribution of $0.4450 per unit for the period from July 1, 2006 through September 30, 2006 ($1.78 per unit on an annualized basis). The distribution will be paid November 14, 2006 to unitholders of record as of the close of business November 3, 2006.

    The distribution to be paid in November 2006 represents an increase of 1.7% over the August 2006 distribution of $0.4375 per unit. The quarterly distribution for the Partnership has increased by 7.9% since Global Partners LP's initial public offering in September 2005.

    About Global Partners LP

    Global Partners LP, a master limited partnership based in Waltham, Massachusetts, owns, controls or has access to one of the largest terminal networks of refined petroleum products in the Northeast. It is one of the region's largest wholesale distributors of distillates (such as home heating oil, diesel and kerosene), gasoline and residual oil to wholesalers, retailers and commercial customers. Global Partners LP trades on the New York Stock Exchange under the ticker symbol "GLP." For additional information, please visit http://www.globalp.com.

    Safe Harbor Statement

    This news release contains certain "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts and can generally be identified by the use of forward-looking terminology including "will," "may," "believe," "expect," "anticipate," "estimate," "continue" or other similar words. Such statements may discuss business prospects, new developments and future expectations or contain projections of results of operations, financial condition and Global Partners LP's ability to make distributions to unitholders. These statements are not guarantees of performance. Although Global Partners LP believes these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond the control of Global Partners LP, which may cause actual results to be materially different from the forward-looking statements contained in this news release. For specific risks and uncertainties that could cause actual results to differ materially from forward-looking statements, please refer to Global Partners LP's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements included in this news release and all subsequent written or oral forward-looking statements attributable to Global Partners LP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made, and Global Partners LP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:

    Thomas J. Hollister                      Edward J. Faneuil
    Executive Vice President and             Executive Vice President,
    Chief Financial Officer                  General Counsel and Secretary
    Global Partners LP                       Global Partners LP
    (781) 894-8800                           (781) 894-8800

SOURCE  Global Partners LP
    -0-                             10/24/2006
    /CONTACT: Thomas J. Hollister, Executive Vice President and Chief Financial Officer, +1-781-894-8800, or Edward J. Faneuil, Executive Vice President, General Counsel and Secretary, +1-781-894-8800, both of Global Partners LP/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site: http://www.globalp.com /